Exhibit 10.2

EXECUTION COPY
SECOND AMENDMENT TO
RIGHTS AGREEMENT

This Second Amendment to Rights Agreement (this “Second Amendment”) is entered into as of July 21, 2023 by and among (a) Bodor Laboratories, Inc. (“BLI”), a Florida corporation having its principal place of business located at 4400 Biscayne Blvd., Miami, Florida 33137, (b) Brickell Subsidiary, Inc., d/b/a Brickell Biotech, Inc. (“Brickell Sub”), a Delaware corporation having its principal place of business located at 5777 Central Avenue, Boulder, Colorado 80301, and (c) Fresh Tracks Therapeutics, Inc. (formerly known as Brickell Biotech, Inc.), the parent of Brickell Sub (“Brickell Parent” and, together with Brickell Sub, collectively as “FRTX”). Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings given to such terms in that certain Rights Agreement, effective as of May 3, 2022, as amended by that certain Amendment to Rights Agreement, effective as of November 10, 2022 (the “Rights Agreement”), by and among BLI, Brickell Sub and Brickell Parent. BLI and FRTX also shall be known individually as a “Party” or together as the “Parties”, according to the context.

WHEREAS, the Rights Agreement provides that it may be modified or amended only by written agreement executed by officers or other authorized representatives of the Parties.

WHEREAS, concurrently with the execution of this Second Amendment, FRTX and Botanix are entering into the amendment to the APA attached hereto as Exhibit A (the “APA Amendment”), pursuant to which FRTX will receive a one-time payment of $8,250,000 (the “Buyout Payment”) in exchange for FRTX surrendering any rights to any further consideration from Botanix under the APA, including any right to receive future Milestone Payments or Earnout Payments.

WHEREAS, in connection with the APA Amendment, the Parties desire to amend certain provisions of the Rights Agreement effective as of the date hereof, as set forth below.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the Parties contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and fully intending to be legally, finally, and completely bound hereby, the Parties stipulate and agree as follows:

Payments to BLI

In connection with and effective upon the execution of the APA Amendment, the Payments to BLI section of the Rights Agreement is hereby amended in its entirety to provide that (i) in acknowledgment of all payments from FRTX to BLI pursuant to the Rights Agreement prior to the date of this Second Amendment and (ii) in exchange for the one-time payment on or about the date hereof, which may be made by Botanix on behalf of FRTX, of One Million Six Hundred Fifty Thousand Dollars ($1,650,000), FRTX shall have no further payment obligations to BLI under or in connection with the Rights Agreement or, for the avoidance of doubt, the ARLA.

Full Force and Effect

The Rights Agreement is amended only as expressly provided in this Second Amendment and shall otherwise continue in full force and effect.

Governing Law and Jurisdiction

This Second Amendment shall be governed and construed in accordance with the laws of the State of Florida. The Parties consent to the exclusive jurisdiction of the United States District

Court for the Southern District of Florida to resolve any disputes between the Parties in relation to the Rights Agreement.

Counterparts

This Second Amendment may be executed by the Parties in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have each caused this Second Amendment to be executed by a duly authorized officer as shown below.

FRESH TRACKS THERAPEUTICS, INC.	BRICKELL SUBSIDIARY, INC.
/s/ Andy Sklawer	/s/ Andy Sklawer

Name: Andy Sklawer	Name: Andy Sklawer
Title: CEO	Title: CEO

BODOR LABORATORIES, INC.
/s/ Dr. Nicholas S. Bodor
Name: Dr. Nicholas S. Bodor
Title: Chief Executive Officer

[Signature page to Second Amendment to Rights Agreement]